EXHIBIT 10.114
CONFIDENTIAL TREATMENT:
MICRON TECHNOLOGY, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. MICRON TECHNOLOGY, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

DEPOSIT AGREEMENT
This DEPOSIT AGREEMENT (this “Agreement”) is made and entered into as of this 6th day of April, 2012 (the “Effective Date”), by and between Intel Corporation, a Delaware corporation (“Intel”), and Micron Technology, Inc., a Delaware corporation (“Micron”). Each of Intel and Micron may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
A.    Simultaneously with the execution of this Agreement, the Parties are entering into that certain Wafer Supply Agreement (the “Supply Agreement”) pursuant to which Micron and Micron Semiconductor Asia Pte. Ltd., a Singapore corporation (together with Micron, the “Micron Parties”), will supply and Intel will purchase Probed Wafers (as defined in the Supply Agreement).
B.    As an inducement to the Micron Parties to supply Probed Wafers under the Supply Agreement, Intel has agreed to make with Micron a refundable deposit against Intel's payment obligations thereunder upon the terms and subject to the conditions set forth in this Agreement.
C.    As an inducement to Intel to make such refundable deposit, Micron has agreed to enter into and perform its obligations under this Agreement and the Supply Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows.
ARTICLE 1
DEFINITIONS; CERTAIN INTERPRETIVE MATTERS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the respective meanings set forth in Exhibit A.
1.2    Certain Interpretive Matters.
(a)    Unless the context requires otherwise, (i) all references to Sections, Articles, Recitals, Exhibits or Schedules are to Sections, Articles, Recitals, Exhibits or Schedules of or to this Agreement; (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement; (iii) words in the singular include the plural and vice versa; (iv) the term “including” means “including without limitation”; and (v) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual Section or portion hereof. All references to $ or dollar amounts will be to lawful currency of the United States of America. All references to “day” or “days” will mean calendar days and all references to “quarter(ly)”, “month(ly)” or “year(ly)” will mean Fiscal Quarter, Fiscal Month or Fiscal Year, respectively.
(b)    No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.
ARTICLE 2
REFUNDABLE DEPOSIT
2.1    Refundable Deposit. The Parties acknowledge and agree that on the Effective Date, Intel deposited with Micron the sum of Three Hundred Million Dollars ($300,000,000) (the “Deposit”). Micron shall not be required to maintain the Deposit in a segregated account.
2.2    ****. ****.
2.3    Application of Deposit Amount. Micron may elect to apply and, if and to the extent so directed by Intel, shall apply (and shall cause its subsidiaries and affiliates, as applicable, to apply) the Deposit Amount as a credit against Micron's or Micron's subsidiaries' or affiliates' invoices to Intel pursuant to and in the manner described by Section 4.5 of the Supply Agreement.
2.4    Refund. Subject to Section 3.3 below, Micron shall refund to Intel on the Refund Date the full amount of the Deposit Amount as of the Refund Date; provided that, at any time prior to the Refund Date, Micron may, at its option, refund the then-remaining Deposit Amount to Intel, without penalty. All payments by Micron to Intel hereunder shall be made by wire transfer of immediately available funds to such account as may be designated by Intel to Micron in writing from time to time.
ARTICLE 3
ADDITIONAL TERMS
3.1    Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”):
(a)    any failure by Micron ****;
(b)    any failure by Micron to comply with any of its other covenants or agreements in this Agreement, or any breach of any of Micron's representations and warranties in this Agreement, which Default by Micron is not cured within **** days after Micron receives a notice of such Default from Intel;

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(c)    (i) the entry of a decree, order for relief or adjudication of Micron as insolvent or bankrupt by a court of competent jurisdiction in any involuntary case involving Micron under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for Micron or for any substantial part of Micron's assets or property; (iii) the ordering of the winding up or liquidation of Micron's affairs; (iv) the filing with respect to Micron of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of sixty (60) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by Micron of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (vi) the consent by Micron to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for Micron or for any substantial part of Micron's assets or property; or (vii) the making by Micron of any general assignment for the benefit of creditors; and
(d)    the material breach by any Micron Party of its obligations under the Supply Agreement, which Default is not cured by such Micron Party within **** days after Micron receives a notice of such Default from Intel.
3.2    Report to Intel. Micron shall deliver to Intel promptly and in any event within thirty (30) days after Micron becomes aware or should reasonably become aware of the occurrence of a Default, a certificate signed by an officer of Micron setting forth the details of the Default, and the action which Micron proposes to take with respect thereto. “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
3.3    Remedies. If an Event of Default occurs, Intel may, at its election, (a) accelerate the refund of the Deposit Amount, in which case the refund of the Deposit Amount shall be due and payable immediately, (b) pursue a claim for payment of the amounts required to be paid hereunder and (c) pursue any and all other remedies available under Applicable Law; provided that, if an Event of Default occurs pursuant to Section 3.1(c), the refund of the Deposit Amount shall be due and payable immediately, unless Intel elects otherwise in a written notice delivered to Micron.
3.4    Covenant to Maintain Existence. Micron will do all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that, subject to Section 3.6, Micron shall be permitted to engage in any transaction or series of related transactions for the purposes of re-incorporating in another United States jurisdiction so long as a Change in Control does not occur as a result thereof and so long as such re-incorporated entity remains liable under this Agreement to perform the obligations of Micron hereunder to the same extent as Micron. For purposes of this Section 3.4, a “Change in Control” means: (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner (as defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, of

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more than 50% of the total voting stock of Micron on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (b) an event or series of events by which during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Micron cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors.
3.5    Representations and Warranties. Micron hereby represents and warrants to Intel as of the date hereof that (i) Micron is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to make, execute and deliver this Agreement to Intel, (ii) this Agreement has been duly executed and delivered by Micron and is the legal, valid and binding obligation of Micron enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally, and (iii) the execution, delivery and performance by Micron of this Agreement does not and will not (A) violate any provision of the charter or other organizational documents of Micron, (B) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any person pursuant to, any contractual obligation of Micron or violate any Applicable Law binding on Micron except where such violation, conflict, breach or default would not reasonably be expected, individually or in the aggregate, to subject Intel to any liability or (C) result in the creation or imposition of any lien or security interest upon any asset of Micron or any income or profits therefrom.
3.6    Consolidation, Merger or Transfer of Assets. Micron may consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entirety to another person (other than a subsidiary of Micron) only if: (i) the resulting, surviving or transferee person (if other than Micron) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) such corporation (if other than Micron) assumes all of the obligations of Micron under this Agreement; (iii) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and (iv) Micron delivers to Intel a certificate executed by its principal executive officer or principal financial officer and an opinion of a nationally recognized law firm, each stating that such consolidation, merger, conveyance, transfer or lease complies with the terms of this Agreement, including this Section 3.6.
ARTICLE 4
MISCELLANEOUS
4.1    Assignment. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each Party hereto. Except to the extent required hereby or as and to the extent expressly permitted by Section 3.4 or 3.6, neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either Party in whole or in part to any other

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Person, without the prior written consent of the non-assigning Party. Any purported assignment in violation of the provisions of this Section shall be null and void and have no effect. No assignment or delegation by any Party will relieve or release the delegating Party from any of its liabilities and obligations under this Agreement.
4.2    Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission; (b) confirmed delivery by a standard overnight carrier or when delivered by hand; (c) the expiration of five (5) Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid; or (d) delivery in Person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):
In the case of Micron:
Micron Technology, Inc.
****
****
Attention: ****
Facsimile Number: ****
With a copy to:
Micron Technology, Inc.
****
****
****
Attention: ****
Fax Number: ****
In the case of Intel:
Intel Corporation
****
****
Attention: ****
Facsimile Number: ****
With a copy to:
Intel Corporation
****
****
Attention: ****
Facsimile Number: ****

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Either Party may change its address for notices upon giving ten (10) days written notice of such change to the other Party in the manner provided above.
4.3    Waiver. No delay or omission to exercise any right, power or remedy accruing to Intel upon any breach or default of Micron under this Agreement shall impair any such right, power or remedy of Intel nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring or any waiver of any other breach or default theretofore or thereafter occurring. The acceptance at any time by Intel of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Any waiver, permit, consent or approval of any kind or character on the part of Intel of any breach of default under this Agreement or any waiver on the part of Intel of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
4.4    Severability. ****, should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects and the Parties shall negotiate in good faith appropriate modifications to this Agreement that most nearly effects the Parties' intent in entering into this Agreement.
4.5    Third Party Rights. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.
4.6    ****. ****.
4.7    Certain Waivers by Micron. Micron hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Agreement, or other cause of release or discharge other than actual payment in full hereof.
4.8    Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the Parties to this Agreement.
4.9    Entire Agreement. This Agreement and the applicable provisions of the Supply Agreement, together with the Exhibits and Schedules hereto and the agreements and instruments expressly provided for herein, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof. In the event of any conflict between this Agreement and the Supply Agreement, the provisions of this Agreement shall control.
4.10    Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

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4.11    Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a state or federal court located in Delaware and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
4.12    Headings. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
4.13    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by and on behalf of the Parties hereto as of the Effective Date.

INTEL CORPORATION By: /s/ Brian Krzanich___________________ Brian Krzanich Senior Vice President, Chief Operating Officer	MICRON TECHNOLOGY, INC. By: /s/ D. Mark Durcan____________________ D. Mark Durcan Chief Executive Officer

THIS IS THE SIGNATURE PAGE FOR THE
DEPOSIT AGREEMENT ENTERED INTO BY AND BETWEEN
INTEL CORPORATION AND MICRON TECHNOLOGY, INC.

EXHIBIT A
DEFINITIONS
“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.
“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or required by Applicable Law to be closed.
“Change in Control” shall have the meaning set forth in Section 3.4.
“Default” shall have the meaning set forth in Section 3.2.
“Deposit” shall have the meaning set forth in Section 2.1.
“Deposit Amount” means, at any particular time, the then-remaining Deposit amount that has not been applied to invoices under the Supply Agreement pursuant to Section 4.5 of the Supply Agreement, ****.
“Effective Date” shall have the meaning set forth in the preamble to this Agreement.
“Event of Default” shall have the meaning set forth in Section 3.1.
“Exchange Act” shall have the meaning set forth in Section 3.4.
“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof.
“Intel” shall have the meaning set forth in the preamble to this Agreement.
“****” ****.
“Micron” shall have the meaning set forth in the preamble to this Agreement.
“Micron Parties” shall have the meaning set forth in Recital A.
“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.
“Person” means any natural person and any corporation, firm, partnership, trust, estate, limited liability company, or other entity resulting from any form of association.
“Refund Date” means the earlier of (i) the second (2nd) anniversary of the Effective Date and (ii) thirty (30) days after the date (if any) on which the Supply Agreement is terminated and all obligations of Intel thereunder to purchase and pay for Probed Wafers have been

A-1

discharged.
“Supply Agreement” shall have the meaning set forth in Recital A.

A-2